UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2021

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (214) 623-6055

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ANFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Amended Goldfarb Employment Agreements, as defined and set forth in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

Amended Goldfarb Employment Agreements

As disclosed on Black Ridge Oil & Gas, Inc.’s (the “Company”) Current Report filed October 6, 2020 (the “October 6 Report”), in connection with the appointments of Ira Goldfarb and Claudia Goldfarb as Executive Chairman and Chief Executive Officer, respectively, the Company entered into an Employment Agreement dated October 1, 2020 with each of Mr. Goldfarb and Ms. Goldfarb (collectively, the “Original Goldfarb Employment Agreements”). The Original Goldfarb Employment Agreements provided for partial compensation through the issuance of a number of shares of common stock of the Company at a future date.

On January 4, 2021, the Board approved and the Company entered into an amendment to each of the Original Goldfarb Employment Agreements (collectively, as amended, the “Amended Goldfarb Employment Agreements”). The Amended Goldfarb Employment Agreements differ from the Original Goldfarb Employment Agreements in only the following ways: (1) the equity compensation component is revised (without altering the aggregate number of shares to be issued) to indicate that the shares are to be issued in equal monthly increments following each month of employment from October 2020 through December 31, 2021, and (2) the monthly increments from October 2020 through December 2020 are to be issued in January 2021. The shares in subitem (2) of this paragraph of Item 5.02(c) were issued on January 4, 2021.

The foregoing summary of the Amended Goldfarb Employment Agreements is qualified in its entirety by reference to the full text of the agreements, copies of which will be filed as an exhibit to the Company’s Form 10-K.

 Executive Option Grants

Pursuant to the Company’s 2020 Stock Incentive Plan, as amended as described under Item 5.02(e) below, (the “2020 Equity Plan”), on January 4, 2021, (1) Ira Goldfarb was granted options to purchase 75,000 shares of the Company’s common stock, and (2) Claudia Goldfarb was granted options to purchase 75,000 shares of the Company’s common stock, each grant having an exercise price of $3.70 per share, which represents the closing price of the Company’s shares on the OTCQB marketplace on January 4, 2021 (collectively, the “Executive Option Grants”). The Executive Option Grants will vest in three equal installments beginning of January 4, 2022 and continuing on each of the two anniversaries thereafter until fully vested. As a condition of accepting grants of stock options under the 2020 Equity Plan, Mr. Goldfarb and Mrs. Goldfarb are required to enter into an Incentive Stock Option Grant Agreement with the Company, a form of which was attached as Exhibit 99.2 to the Form 8-K filed with the Securities and Exchange Commission on February 26, 2020.

(e)

On January 4, 2021, the Board approved an increase in the number of shares of common stock reserved under the 2020 Stock Incentive Plan adopted in January 2020, and subsequently amended in October 2020, from 514,150 shares to a total of 614,150 shares. The increase remains subject to shareholder approval, to be provided if at all within one year of the amendment.

The 2020 Equity Plan was approved by written consent of a majority of shareholders of record as of November 12, 2019 and adopted by the Board on December 5, 2019 as provided in the definitive information statement filed with Securities and Exchange Commission on January 10, 2020 (the “DEF 14C”). The foregoing description of the 2020 Equity Plan is qualified in its entirety by the text of the 2020 Equity Plan, a copy of which is attached as Annex C to the DEF 14C.

The information regarding the Amended Goldfarb Employment Agreements and the Executive Option Grants, each as set forth in Item 5.02(c), is incorporated by reference into this Item 5.02(e).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: January 8, 2021